As filed with the Securities and Exchange Commission on August 11, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Radius Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0145732
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

950 Winter Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Radius Health, Inc. 2011 Equity Incentive Plan

(Full Title of the Plan)

Robert E. Ward
President and Chief Executive Officer
950 Winter Street

Waltham, Massachusetts  02451
(Name and Address of Agent For Service)

(617) 551-4700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.0001 par value per share	5,300,000	(2)	$51.76	(3)	$274,328,000	(3)	$27,625

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Consists of an additional 5,300,000 shares of common stock issuable under the Radius Health, Inc. 2011 Equity Incentive Plan (as amended and restated, the “2011 Plan”), pursuant to the terms of such plan.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the common stock, $.0001 par value per share (the “Common Stock”) of Radius Health, Inc. (the “Registrant”) as reported on the Nasdaq Global Market on August 4, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 5,300,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2011 Plan for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-177800 and 333-195521, filed by the Registrant on November 7, 2011 and April 28, 2014, respectively, relating to the Registrant’s 2011 Plan, to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

•                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 25, 2016.

•                  The Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on April 12, 2016.

•                  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 5, 2016, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Commission on August 4, 2016, and the Registrant’s Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2016, filed with the Commission on August 9, 2016.

•                  The Registrant’s Current Reports on Form 8-K filed with the Commission on May 27, 2016, June 2, 2016, June 29, 2016, July 5, 2016, and July 19, 2016.

•                  The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on May 2, 2014, and any amendment or report filed with the Commission for the purpose of updating the description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including the Registrant’s Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, state of Massachusetts, on August 11, 2016.

RADIUS HEALTH, INC.

By:	/s/ Robert E. Ward
Robert E. Ward
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Radius Health, Inc., hereby severally constitute and appoint Robert E. Ward and B. Nicholas Harvey, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Ward	Director, President and Chief Executive Officer (Principal executive officer)	August 11, 2016
Robert E. Ward

/s/ B. Nicholas Harvey	Chief Financial Officer (Principal financial and accounting officer)	August 11, 2016
B. Nicholas Harvey

/s/ Kurt C. Graves	Chairman of the Board	August 11, 2016
Kurt C. Graves

/s/ Alan H. Auerbach	Director	August 11, 2016
Alan H. Auerbach

/s/ Willard H. Dere	Director	August 11, 2016
Willard H. Dere

/s/ Catherine Friedman	Director	August 11, 2016
Catherine Friedman

/s/ Ansbert K. Gadicke	Director	August 11, 2016
Ansbert K. Gadicke

/s/ Jean-Pierre Garnier	Director	August 11, 2016
Jean-Pierre Garnier

/s/ Owen Hughes	Director	August 11, 2016
Owen Hughes

/s/ Anthony Rosenberg	Director	August 11, 2016
Anthony Rosenberg

/s/ Debasish Roychowdhury	Director	August 11, 2016
Debasish Roychowdhury

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	Radius Health, Inc. 2011 Equity Incentive Plan (as amended and restated)

(1)                                 Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 13, 2014 (File No. 001-35726) and incorporated herein by reference.

(2)                                 Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on June 13, 2014 (File No. 001-35726) and incorporated herein by reference.

(3)                                 Previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 27, 2016 (File No. 001-35726) and incorporated herein by reference.